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                                                                    EXHIBIT 3.12
                               CODE OF REGULATIONS

                                       OF

                                   FORTE, INC.


                                    ARTICLE I

                                  SHAREHOLDERS


SECTION 1. MEETINGS OF SHAREHOLDERS

         (a) Annual Meeting. The annual meeting of the shareholders of this Corporation, for the election of directors, the consideration of financial statements and other reports, and the transaction of such other business as may properly be brought before such meeting, shall be held during the month of March, or on such date and at such time as the board of directors shall determine. Upon due notice, there may also be considered and acted upon at an annual meeting any matter which could properly be considered and acted upon at a special meeting, in which and for which purpose the annual meeting shall also be considered as, and shall be, a special meeting. If the election of directors is not held at any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient. At such meeting the shareholders may elect the directors and transact other business with the same force and effect as at an annual meeting.

         (b) Special Meeting. Special meetings of the shareholders may be held on any business day when called by any person or persons who may be authorized by law, or by persons holding 33 and 1/3% of all shares outstanding and entitled to vote thereat. Calls for



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special meetings shall specify the purpose or purposes thereof and no business shall be considered at any such meeting other than that specified in the call therefor.

         (c) Place of Meetings. Any meeting of shareholders may be held at such place within or without the State of Ohio as may be designated in the Notice of said meeting.

         (d) Notice, Purpose, and Waiver of Notice of Meeting.

                  (1) Notice and Purpose of Meeting. Written notice of the purpose or purposes and of the time and place within or without the State of Ohio of every meeting of shareholders shall be given, by or at the direction of the President or the Secretary, either personally or by mail, not less than seven (7) days nor more than sixty (60) days before the date of the meeting to each shareholder of record entitled to notice of such meeting. Such notice shall be directed to each shareholder at his address as it appears on the records of the Corporation unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be sent to some other address, in which case it shall be mailed or delivered to the address designated in such request. Notice shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or personally delivered. Such further notice shall be given as may be required by law. Except as otherwise expressly provided by statute, no publication of any notice of a meeting of shareholders shall be required. Except where otherwise required by law, notice of adjournment of a meeting of the shareholders of the Corporation need not be given until the time and place to which it is adjourned are fixed and announced at such meeting. No business shall be transacted at any such adjourned meeting except as might have been lawfully transacted at the meeting at which such adjournment was taken.



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                  (2) Notice to Joint Owners. All notices with respect to any shares to which persons are entitled by joint or common ownership may be given to that one of such persons who is named first upon the books of this Corporation, and notice so given shall be sufficient notice to all the holders of such shares.

                  (3) Waiver. Notice of any meeting of shareholders may be waived in writing, either before or after the holding of the meeting, by any shareholder, which writing shall be filed with the records of the meeting. The attendance of a shareholder at a meeting without protesting the lack of proper notice prior to or at the commencement of the meeting shall be deemed a waiver by him of notice of the meeting.


         (e) Shareholders Entitled to Notice and to Vote. If a record date shall not be fixed or the books of the Corporation shall not be closed against transfers of shares pursuant to statutory authority, the record date for the determination of shareholders entitled to notice of or to vote at any meeting of shareholders shall be the close of business on the twentieth day prior to the date of the meeting, and only shareholders of record at such record date shall be entitled to notice of and to vote at such meeting. Such record date shall continue to be the record date for all adjournments of such meeting unless a new record date shall be fixed and notice thereof and of the date of the adjourned meeting be given to all shareholders entitled to notice in accordance with the new record date so fixed.

         (f) Quorum. Except as otherwise required by the statutes of Ohio, shareholders holding a majority of shares entitled to notice of the meeting shall constitute a quorum at any and all meetings of shareholders; provided, however, that no action required by law, the Articles, or these Regulations to be authorized or taken by the holders of a designated



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proportion of the shares of the Corporation may be authorized or taken by the lesser proportion. The shareholders present in person or by proxy, whether or not a quorum be present, may adjourn the meeting from time to time without notice other than by announcement at the meeting.

         (g) Organization of Meetings:

                  (1) Presiding Officer. Meetings of the shareholders shall be presided over by the Chairman of the Board, if any, or if he is not present or there is no one filling that office, by the President, or if they are not present, by a Vice President, or, if he is not present, by such person who may have been chosen by the Board of Directors, or if none of such persons is present, by a chairman to be chosen by a majority of the shareholders entitled to vote who are present in person or by proxy at the meeting.

                  (2) Secretary. The Secretary of the Corporation, or, in his absence, an Assistant Secretary, or, if they are not present, such person as may be chosen by the Board of Directors, shall act as Secretary of every meeting and shall keep and make a record of the proceedings thereat, or if none of the foregoing is present, a majority of the shareholders entitled to vote who are present in person or by proxy at the meeting shall choose any person present to act as Secretary of the meeting.

         (h) Order of Business. The order of business at all meetings of the shareholders, unless waived or otherwise determined by vote of the holder or holders of the majority of the number of shares entitled to vote present in person or represented by proxy, shall be observed as far as practicable and consistent with the purposes of the meeting:

                  1.       Call of the meeting to order.



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                  2.       Selection of Chairman and/or Secretary, if necessary.

                  3. Presentation of proof of notice of the meeting and presentment of affidavit thereof.

                  4. Roll call, including filing of proxies with Secretary.

                  5.       Announcement that a quorum is present.

                  6. Upon appropriate demand, appointment of inspectors of election.

                  7. Reading, correction and approval of previously unapproved minutes.

                  8.       Reports, if any, of officers and committees.

                  9. Election of directors, if the meeting is an annual meeting, or a meeting called for that purpose.

                  10.      Unfinished business, if adjourned meeting.

                  11. Consideration in sequence of all other matters set forth in the call for and written notice of the meeting.

                  12. Transaction of such other business as may properly come before the meeting.

                  13.      Adjournment.

         (i) Voting. Except in the election of directors, in which shareholders shall be entitled to cumulate their votes upon compliance with the provisions of the Ohio General Corporation Law, and except as otherwise provided in the Articles, these Regulations, or in the laws of the State of Ohio, at every meeting of shareholders, each shareholder entitled to vote at such meeting shall have one vote in person or by proxy for each share of stock held by him and registered in his name on the books of the Corporation as of the applicable record date. At any meeting at which a quorum is present, all questions and business which may come before the meeting shall be determined by a majority of votes cast, except when a greater proportion is required by law, the Articles, or these Regulations.



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         (j) Proxies. A person who is entitled to attend a shareholders'
meeting, to vote thereat, or to execute consents, waivers and releases, may be represented at such meeting or vote thereat, and execute consents, waivers, and releases, and exercise any of his rights, by proxy or proxies appointed by an instrument in writing executed by such person, or by his duly authorized attorney, as provided by the laws of the State of Ohio. No appointment of a proxy shall be valid after the expiration of eleven (11) months after it is made unless the writing specifies the date on which it is to expire or the length of time it is to continue in force.

         (k) Inspectors of Election. The directors, in advance of any meeting of shareholders, may appoint inspectors of election to act at such meeting or any adjournment thereof. If inspectors are not so appointed, the officer or person acting as chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment. In case any person appointed as inspector fails to appear or to act, the vacancy may be filled by appointment made by the directors in advance of the meeting, or at the meeting by the officer or person acting as chairman. If there are three or more inspectors, the decision, act, or certificate of a majority of them shall be effective in all respects as the decision, act, or certificate of all. The inspectors shall determine the number of shares outstanding, the voting rights with respect to each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; receive votes, ballots, consents, waivers, or releases; hear and determine all challenges and questions arising in connection with the vote; count and tabulate all votes, consents, waivers, and releases; determine and announce the result; and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of any director, officer or shareholder of the Corporation, the inspectors shall make



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a report in writing of any challenge, question, or matter determined by them and execute a certificate of any fact found by them.

         (l) List of Shareholders. At any meeting of shareholders, a list of shareholders, alphabetically arranged, showing the number and classes of shares held by each on the record date applicable to such meeting shall be produced on the request of any shareholder.


SECTION 2. ACTION OF SHAREHOLDERS WITHOUT A MEETING.

         Any action which may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writing signed by, all of the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, which writing or writings shall be filed with or entered upon the records of the Corporation.


                                   ARTICLE II

                                    DIRECTORS


SECTION 1. GENERAL POWERS

         The business, power and authority of this Corporation shall be exercised, conducted and controlled by a Board of Directors, except where the law, the Articles or these Regulations require action to be authorized or taken by the shareholders. For their own government, the directors may adopt By-Laws that are not inconsistent with the Articles or these Regulations.



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SECTION 2. ELECTION, NUMBER AND QUALIFICATION OF DIRECTORS

         (a) Election. The directors shall be elected at the annual meeting of shareholders, or if not so elected, at a special meeting of shareholders called for that purpose. At any meeting of shareholders at which directors are to be elected, only persons nominated as candidates shall be eligible for election.

         (b) Number. The number of directors, which shall not be less than one
(1), may be fixed or changed at a meeting of the shareholders called for the purpose of electing directors at which a quorum is present, by the affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote on such proposal. The number of directors elected shall be deemed to be the number of directors fixed unless otherwise fixed by resolution adopted at the meeting at which such directors are elected. No reduction in the number of directors shall of itself have the effect of shortening the term of any incumbent director.

         (c) Qualification. Directors need not be shareholders of the Corporation.


SECTION 3. TERM OF OFFICE OF DIRECTORS

         (a) Term. Each director shall hold office until the next annual meeting of the shareholders and until his successor has been elected or until his earlier resignation, removal from office, or death. Directors shall be subject to removal as provided by statute or by other lawful procedures and nothing herein shall be construed to prevent the removal of any or all directors in accordance therewith.

         (b) Resignation. A resignation from the Board of Directors shall be deemed to take effect immediately upon its being received by any incumbent corporate officer other than



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an officer who is also the resigning director, unless some other time is specified therein. It shall not be necessary for a resignation to be accepted before it becomes effective.

         (c) Vacancy. In the event of any vacancy in the Board of Directors for any cause, the remaining directors, though less than a majority of the whole Board, may fill any such vacancy for the unexpired term.


SECTION 4. MEETING OF DIRECTORS

         (a) Regular Meetings. A regular meeting of the Board of Directors shall be held immediately following the adjournment of the annual meeting of the shareholders or a special meeting of the shareholders at which directors are elected. The holding of such shareholders' meeting shall constitute notice of such directors' meeting and such meeting may be held without further notice. Other regular meetings shall be held at such other times and places as may be fixed by the directors.

         (b) Special Meetings. Special meetings of the Board of Directors may be held at any time upon call of the Chairman of the Board, the President, any Vice-President, or any two directors.

         (c) Place of Meeting. Any meeting of directors may be held at such place within or without the State of Ohio as may be designated in the Notice of said meeting.

         (d) Notice of Meeting and Waiver of Notice. Notice of the time and place of any regular or special meeting of the Board of Directors (other than regular meeting of directors following the adjournment of the annual meeting of the shareholders or following any special meeting of the shareholders at which directors are elected) shall be given to each director by personal delivery, telephone, mail, telegram or cablegram at least forty-eight (48) hours before



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the meeting, which notice need not specify the purpose of the meeting. Notice of adjournment of a meeting need not be given at the time and place to which it is adjourned are fixed and announced at such meeting. Notice of the time, place and purpose of any meeting may be waived in writing, either before or after the holding of such meeting, by any director, which writing shall be filed with or entered upon the records of the meeting. The attendance of any director at any such meeting without protesting the lack of proper notice prior to or at the commencement of the meeting shall be deemed to be a waiver by him of notice of such meeting.


SECTION 5. QUORUM AND VOTING

         At any meeting of directors, not less than one-half of the whole authorized number of directors is necessary to constitute a quorum for such meeting, except that a majority of the remaining directors in office constitutes a quorum for filing a vacancy in the Board. At any meeting at which a quorum is present, all acts, questions and business which may come before the meeting shall be determined by a majority of votes cast by the directors present at such meeting, unless the vote of a greater number is required by the Articles, Regulations or ByLaws.


SECTION 6. ACTION OF DIRECTORS WITHOUT A MEETING

         Any action which may be authorized or taken at a meeting of the directors may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the directors, which writing or writings shall be filed with or entered upon the records of the Corporation.



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SECTION 7. COMPENSATION OF DIRECTORS

         The Board of Directors may allow compensation for attendance at meetings or for any special services and may reimburse any director for any reasonable expenses in connection with attending any Board meeting. Any member may waive compensation for any meeting. Any director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving compensation and reimbursement for such other services.


SECTION 8. MEETINGS BY MEANS OF COMMUNICATION EQUIPMENT

         Any meeting of the Board of Directors and any Committee of Directors may be held through the use of the telephone or any other communications equipment if all persons participating can hear each other. Participation in such a meeting constitutes presence at a meeting of the Board of Directors or Committee of Directors, as the case may be.


SECTION 9. ATTENDANCE AT MEETINGS OF PERSONS WHO ARE NOT DIRECTORS

         Unless waived by a majority of directors in attendance, not less than twenty-four (24) hours before any regular or special meeting of the Board of Directors, any director who desires the presence at such meeting of not more than one person who is not a director shall so notify all other directors, request the presence of such person at the meeting, and state the reason in writing. Such person will not be permitted to attend the directors' meeting unless a majority of the directors in attendance vote to admit such person to the meeting. Such vote shall constitute the first order of business for any such meeting of the Board of Directors. Such right to attend, whether granted by waiver or vote, may be revoked at any time during any such meeting by the vote of a majority of the directors in attendance.



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SECTION 10. APPOINTMENT OF PROVISIONAL DIRECTOR

         A provisional director may be appointed by the appropriate Court of Common Pleas in accordance with the provisions of Section 1701.911 of the Ohio Revised Code, and all provisions of these Regulations shall be read as being subject to, and qualified by, that Section.


                                   ARTICLE III

                                   COMMITTEES


SECTION 1. APPOINTMENT

         The Board of Directors, by resolutions adopted by a majority of the whole Board, may from time to time appoint certain of its members (but in no event more than five) to act as a committee or committees in the intervals between meetings of the Board and may delegate to such committee or committees powers to be exercised under the control and direction of the Board.


SECTION 2. EXECUTIVE COMMITTEE

         In particular, the Board of Directors may appoint an Executive Committee consisting of not more than 3 directors, one of whom shall be designated as Chairman of the Executive Committee. During the intervals between meetings of the Board of Directors the Executive Committee shall possess and may exercise all of the powers of the Board of Directors in the management and control of the business of the Corporation to the extent permitted by law and may authorize the seal of the Corporation to be affixed to all documents which may require it. All action taken by the Executive Committee shall be reported to the Board of Directors at its first meeting thereafter. Each member of the Executive Committee shall continue as a



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member thereof until the expiration of his term as a director, or until his earlier resignation, unless sooner removed as a member or as a director.


SECTION 3. PROCEDURE; MEETINGS

         Any committee appointed by the Board of Directors shall prescribe its own rules for calling and holding meetings and its method or procedure, subject to any rules prescribed by the Board of Directors, and shall keep regular minutes of its meetings and deliver such minutes to the Board of Directors. The Chairman of any, or, in his absence, a member of the committee chosen by a majority of the members present, shall preside at meetings of that committee, and another member thereof chosen by the committee shall act as Secretary of that committee.


SECTION 4. QUORUM

         A majority of any committee shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the members of that committee shall be required for any action of that committee; provided, however, that when a committee of one member is authorized under the provisions of Section l of this Article, such one member shall constitute a quorum.


SECTION 5. VACANCIES; CHANGES; DISCHARGE

         The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.


SECTION 6. ACTION OF COMMITTEE MEMBERS WITHOUT A MEETING

         Any action which may be authorized or taken at a meeting of any committee of the Board of Directors may be authorized or taken without a meeting with the affirmative vote



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or approval of, and in a writing or writings signed by, all members of that committee, which writing or writings shall be filed with or entered upon the records of the Corporation.


SECTION 7. COMPENSATION OF COMMITTEE MEMBERS

         The Board of Directors may allow compensation for attendance at committee meetings and for any special services, and may reimburse any director for any reasonable expenses in connection with attending any committee meeting. Any member may waive compensation for any meeting. Any committee member receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and from receiving compensation and reimbursement of reasonable expenses for such other services.


SECTION 8. MEETINGS BY MEANS OF COMMUNICATION EQUIPMENT

         Any meeting of the Board of Directors and any Committee of Directors may be held through the use of the telephone or any other communications equipment if all persons participating can hear each other. Participation in such a meeting constitutes presence at a meeting of the Committee of Directors.


                                   ARTICLE IV

                                    OFFICERS


SECTION 1. GENERAL PROVISIONS

         The Board of Directors shall elect a President, a Secretary and a Treasurer, and may elect a Chairman of the Board, one or more Vice-Presidents, and such other officers, assistant officers and agents, as the Board may from time to time deem necessary. The Chairman of the Board, if any, shall be a director, but no one of the other officers need be a director. Any two or more offices may be held by the same person, but no officer shall execute,



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acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by the Articles, the Regulations, or the By-Laws, if any, to be executed, acknowledged or verified by two or more officers.


SECTION 2. POWERS AND DUTIES

         All officers, as between themselves and the Corporation, shall respectively have such authority and perform such duties as are customarily incident to their respective offices, and as may be specified from time to time by the Board of Directors, regardless of whether such authority and duties are customarily incident to such office. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate for the time being, the powers or duties of such officer, or any of them, to any other officer or to any director. The Board of Directors may from time to time delegate to any officer authority to appoint and remove subordinate officers and to prescribe their authority and duties. The Vice President or Vice Presidents, the Assistant Secretary or Assistant Secretaries, and the Assistant Treasurer or Assistant Treasurers, in the order of their respective seniority, in the absence or disability of the President, Secretary or Treasurer, respectively, shall perform the duties of such officer and shall generally assist the President, Secretary or Treasurer, respectively.


SECTION 3. TERM OF OFFICE AND REMOVAL

         (a) Term. Each officer of the Corporation shall hold office during the pleasure of the Board of Directors, and unless sooner removed by the Board of Directors, until the meeting of the Board of Directors following the date of their election and until his successor is



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elected and qualified. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.

         (b) Removal. The Board of Directors may remove any officer at any time, with or without cause, by the affirmative vote of a majority of directors in office. Such removal shall not prejudice the contract rights, if any, of the person so removed.


SECTION 4. COMPENSATION OF OFFICERS

         Unless compensation is otherwise determined by a majority of the directors at a regular or special meeting of the Board of Directors, or unless such determination is delegated by the Board of Directors to another officer or officers, the President of the Corporation from time to time shall determine the compensation to be paid to all officers and other employees for services rendered to the Corporation.


SECTION 5. THE CHAIRMAN OF THE BOARD

         The Chairman of the Board, if any, shall be an officer of the Corporation and, subject to the direction of the Board of Directors, shall perform such executive, supervisory and management functions and duties as may be assigned to him from time to time by the Board of Directors. He shall, if present, preside at all meetings of stockholders and of the Board of Directors.


SECTION 6. THE PRESIDENT

         (a) The President shall be the chief executive officer of the Corporation and, subject to the direction of the Board of Directors, shall have general charge of the business, affairs and property of the Corporation and general supervision over its other officers and agents. In general, he shall perform all duties incident to the office of President and shall see



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that all orders and resolutions of the Board of Directors are carried into effect. In addition to and not in limitation of the foregoing, the President shall be empowered to authorize any change of the registered officer or statutory agent (or both) of the Corporation in the State of Ohio.

         (b) Unless otherwise prescribed by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of security holders of other corporations in which the Corporation may hold securities. At such meeting the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.


SECTION 7. THE VICE PRESIDENT

         The Vice President, if any (or in the event there be more than one, the Vice Presidents in the order designated, or in the absence of any designation, in the order of their election), shall, in the absence of the President or in the event of his disability, perform the duties and exercise the powers of the President and shall generally assist the President and perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.


SECTION 8. THE SECRETARY

         The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for the Executive Committee or other committees, if required. He shall give, or cause to be given, notice of all meetings of stockholders and



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special meetings of the Board of Directors, and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board or the President, under whose supervision he shall act. He shall have custody of the seal of the Corporation, and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and, when so affixed, the seal may be attested by his signature or by the signature of such Assistant Secretary . The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his signature.


SECTION 9. THE ASSISTANT SECRETARY

         The Assistant Secretary, if any (or in the event there be more than one, the Assistant Secretaries in the order designated, or in the absence of any designation, in the order of their election), shall, in the absence of the Secretary or in the event of his disability, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.


SECTION 10. THE TREASURER

         The Treasurer shall have the custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may from time to time be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the President and the Board of



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Directors, at regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.


SECTION 11. THE ASSISTANT TREASURER

         The Assistant Treasurer, if any (or in the event there shall be more than one, the Assistant Treasurers in the order designated, or in the absence of any designation, in the order of their election), shall, in the absence of the Treasurer or in the event of his disability, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.


                                    ARTICLE V

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS


SECTION 1. RIGHT OF INDEMNIFICATION. Each director, officer and member of a committee of this Corporation, and any person who may have served at the request of this Corporation as a director, officer or member of a committee of any other Corporation in which this Corporation is a creditor, his heirs, executors and administrators, shall be indemnified by the Corporation against all costs and expenses reasonably incurred by him concerning, or in connection with, the defense of any claim asserted or suit or proceeding brought against him by reason of his conduct or actions as a director, officer or member of a committee of this Corporation, or a director, officer or member of a committee of such other Corporation, whether or not he continues to be a director, officer or member of a committee at the time of incurring such costs or expenses, except costs and expenses incurred in relation to matters as to which such director, officer or member of a committee shall have been willfully derelict in the performance of his duty as such director, officer or member of a committee. Such costs and expenses shall include the costs of



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reasonable settlements (with or without suit), judgments, attorneys' fees, costs of suit, fines and penalties and other liabilities (other than amounts paid by any such person to this Corporation or any such other corporation).


SECTION 2. DEFINITION OF PERFORMANCE. For the purposes of this Article, a director, officer or member of a committee shall conclusively be deemed not to have been willfully derelict in the performance of his duty as such director, officer or member of a committee:

         (a) Determination by Suit. In a matter which shall have been the subject of a suit or proceeding in which he was a party which is disposed of by adjudication on the merits, unless he shall have been finally adjudged in such suit or proceeding to have been willfully derelict in the performance of his duty as such director, officer or member of a committee, or

         (b) Determination by Committee. In a matter not falling within (l) next preceding if either a majority of disinterested members of the Board of Directors or a majority of a committee of disinterested shareholders of the Corporation, (excluding therefrom any director, officer or member of a committee) selected as hereinafter provided shall determine that he was not willfully derelict. Such determination shall be made by the disinterested members of the Board of Directors except where such members shall determine that such matter should be referred to said committee of disinterested shareholders.


SECTION 3. SELECTION OF COMMITTEE. The selection of a committee of shareholders provided above may be made by the majority vote of the disinterested directors or, if there be no disinterested director or directors, by the chief executive officer of the Corporation. A director or shareholder shall be deemed disinterested in a matter if he has no interest therein other than as a director or shareholder of the Corporation as the case may be. The Corporation shall pay the fees and expenses of the shareholders or directors, as the case may be, incurred in connection with making a determination as above provided.


SECTION 4. NON-COMMITTEE DETERMINATION. In the event that a director, officer or member of a committee shall be found by some other method not to have been willfully derelict in the performance of his duty as such director, officer or member of a committee, then such determination as to dereliction shall not be questioned on the ground that it was made otherwise than as provided above.


SECTION 5. INDEMNIFICATION BY LAW. The foregoing right of indemnification shall be in addition to any rights to which any such person may otherwise be entitled as a matter of law.


                                   ARTICLE VI

`                       SECURITIES HELD BY THE CORPORATION


SECTION 1. TRANSFER OF SECURITIES OWNED BY THE CORPORATION

         All endorsements, assignments, transfers, stock powers, share powers or other instruments of transfer of securities standing in the name of the Corporation shall be executed for and in the name of the Corporation by the President, by a Vice-President, by the Secretary or by the Treasurer or by any other person or persons as may be thereunto authorized by the Board of Directors.


SECTION 2. VOTING SECURITIES HELD BY THE CORPORATION

         The Chairman of the Board, President, any Vice-President, Secretary or Treasurer, in person or by another person thereunto authorized by the Board of Directors, in person or by proxy or proxies appointed by him, shall have full power and authority on behalf of the Corporation to vote, act and consent with respect to any securities issued by other corporations which the Corporation may own.


                                   ARTICLE VII

                               SHARE CERTIFICATES


SECTION 1.  TRANSFER AND REGISTRATION OF CERTIFICATES

         The Board of Directors shall have authority to make such rules and regulations, not inconsistent with law, the Articles or these Regulations, as it deems expedient concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby and may appoint transfer agents and registrars thereof.


SECTION 2.  SUBSTITUTED CERTIFICATES

         Any person claiming that a certificate for shares has been lost, stolen or destroyed, shall make an affidavit or affirmation of that fact, and, if required, shall give the Corporation (and its registrar or registrars and its transfer agent or agents, if any) a bond of indemnity, in such form and with one or more sureties satisfactory to the Board, and, if required by the Board of Directors, shall advertise the same in such manner as the Board of Directors may require, whereupon a new certificate may be executed and delivered of the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.


                                  ARTICLE VIII

                        TRANSACTIONS BETWEEN CORPORATION
                         AND ITS DIRECTORS OR OFFICERS

         No contract or transaction shall be void or voidable with respect to the Corporation for the reason that it is between the Corporation and one or more of its directors or officers, or between the Corporation and any partnership, corporation, trust, association or other organization or entity in which one or more of its directors or officers are directors, trustees, or officers, or have a financial or personal interest, or for the reason that one or more interested directors or officers participate in or vote at the meeting of the directors or committee thereof which authorizes such contract or transaction, if in any such case (a) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the directors or the committee and the directors or committee, in good faith reasonably justified by such facts, authorize the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum; or (b) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved at a meeting of the shareholders held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the vote and power of the Corporation held by persons not interested in the contract or transaction; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized or approved by the directors, a committee thereof, or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the directors, or of a committee thereof which authorizes the contract or transaction. The directors, by the affirmative vote of a majority of those in office, and irrespective of any financial or personal interest of any of them, shall have authority to establish reasonable compensation, which may include pension, disability, and death benefits, for services to the Corporation by directors and officers, or to delegate such authority to one or more officers or directors.

                                   ARTICLE IX

                                   FISCAL YEAR

         Unless otherwise designated by resolution of the Board of Directors, the first fiscal year of the Corporation after the adoption of this Code of Regulations shall end on December 31. Subsequently, the fiscal year of the Corporation shall commence on January 1 in each year and end on December 31, or be such other period as the Board of Directors may designate by resolution.


                                    ARTICLE X

                                    DIVIDENDS

         Subject to the provisions of the Articles of Incorporation, dividends upon the outstanding capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law, and may be paid in cash, in property or in shares of the Corporation's capital stock.


                                   ARTICLES XI

                                    RESERVES

         The Board of Directors shall have full power, subject to the provisions of law and the Articles of Incorporation, to determine whether any, and, if so, what part, of the funds legally available for the payment of dividends shall be declared as dividends and paid to the stockholders of the Corporation. The Board of Directors, in its sole discretion, may fix a sum which may be set aside or reserved over and above the paid-in capital of the Corporation for working capital or as a reserve for any proper purpose, and may, from time to time, increase, diminish or vary such fund or funds.

                                   ARTICLE XII

                                BOOKS AND RECORDS

         The Corporation shall keep correct and complete books and records of account, together with minutes of the proceedings of its incorporators, shareholders, directors, and committees of the directors, and records of its shareholders showing their names and addresses and the number and class of shares issued or transferred of record to or by them from time to time.


                                  ARTICLE XIII

                                      SEAL

         The Board of Directors may provide for a corporate seal which shall be circular in form and contain such legend as the Board of Directors shall determine, consistent with the laws of Ohio. In absence of such provision by the Board of Directors, the corporation shall not have a seal.


                                   ARTICLE XIV

                   CONSISTENCY WITH ARTICLES OF INCORPORATION

         If any provision of these Regulations shall be inconsistent with the Corporation's Articles of Incorporation (and as they may be amended from time to time), the Articles of Incorporation (as so amended at the time) shall govern.

                                   ARTICLE XV

                                SECTION HEADINGS

         The headings contained in this Code of Regulations are for reference purposes only and shall not be construed to be part of and/or shall not affect in any way the meaning or interpretation of this Code of Regulations.


                                   ARTICLE XVI

                                   AMENDMENTS

         This Code of Regulations of the Corporation (and as it may be amended from time to time) may be amended or added to by the affirmative vote or the written consent of the shareholders of record entitled to exercise a majority of the voting power on such proposal; provided, however, that if an amendment or addition is adopted by written consent without a meeting of the shareholders, it shall be the duty of the secretary to enter the amendment or addition in the records of the Corporation, and to mail a copy of such amendment or addition to each shareholder of record who would be entitled to vote thereon and did not participate in the adoption thereof.